UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 18, 2021

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)
0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01
Entry into a Material Definitive Agreement.

On October 18, 2021, Butler National Service Corporation (“BNSC”), a wholly-owned subsidiary of Butler National Corporation (“Company”), acquired 2,000 Class A Preferred Membership Units of BHCMC, L.L.C. (“BHCMC”) from BHC Investment Company L.C. (“Seller”) for approximately $16.4 million paid at closing (the “Transaction”).  BHCMC is the manager of the Boot Hill Casino & Resort located in Dodge City, Kansas.  As a result of this Transaction, BNSC has acquired the remaining BHCMC equity and the Company now indirectly owns 100% of BHCMC.

The closing was effected pursuant to a Sale and Purchase Agreement for Preferred Member Interest Units between Seller and BNSC (“Purchase Agreement”).  BNSC and Seller agreed to utilize an effective date for the Transaction of August 1, 2021.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Transaction purchase price was paid by a combination of available cash and an $8.0 million borrowing on a commercial loan with Academy Bank, N.A. (“Academy Bank”). BHCMC executed a Loan Modification Agreement with Academy, dated October 18, 2021 (“Manager Loan”) and BNSC executed a guaranty of the obligations thereunder. The Manager Loan amended and restated the original $7.0 million loan executed December 22, 2020 with Academy to acquire the casino land and buildings.  The other $35 million loan executed in connection with the casino land acquisition in 2020 was unchanged by the Transaction.  As a result, approximately $13.9 million is outstanding under the Manager Loan and it remains collateralized by real estate in Dodge City with an interest rate of 5.75% fully amortizing over five years. The Manager Loan will now mature on October 18, 2026. The foregoing description of the Manager Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Manager Loan, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets. The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
Item 2.03
Creation of Direct Financial Obligation.

The information provided in response to Item 1.01 of this Current Report on Form 8-K, including that information related to the additional $8.0 million of indebtedness incurred under the Manager Loan, is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
Exhibit 10.1 10.2 99.1 99.2 104

Sale and Purchase Agreement for Preferred Membership Interest Unity in BHCMC, L.L.C., dated September 13, 2021
Loan Modification Agreement dated October 18, 2021 between BCHMC, L.L.C. and Academy Bank, N.A.
Press Release
Pro Forma Financial Statements
Cover Page Interactive Data File (formatted as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
October 20, 2021 Date	/S/ Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
October 20, 2021 Date	/S/ Tad M. McMahon Tad M. McMahon (Chief Financial Officer)